UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

ADVANCED HUMAN IMAGING LIMITED.
(Exact name of registrant as specified in its charter)

Australia	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71-73 South Perth Esplanade, Unit 5 South Perth, WA Australia	6151
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, no par value	The Nasdaq Stock Market LLC*

American Depositary Shares, each representing 7 Ordinary Shares	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 231167

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

 ** Not for trading, but only in connection with the listing of the American Depositary Shares on The NASDAQ Capital Market. The American Depositary Shares represent ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-1. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant's Securities to be Registered.

The description of the securities to be registered is set forth under the headings “Description of Share Capital and Governing Documents” and “Description of Securities in this Offering” in the Registrant’s Registration Statement on Form F-6 (File No. 333-259156), filed with the Securities and Exchange Commission on August 30, 2021, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that includes such description, are hereby incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	November 18, 2021

ADVANCED HUMAN IMAGING LIMITED.

By:	/s/ Vlado Bosanac
Name: Vlado Bosanac
Title: Chief Executive Officer